EXHIBIT 99.2

CONSOLIDATED FINANCIAL STATEMENTS OF SYMON HOLDINGS CORPORATION

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Symon Holdings Corporation
Plano, TX

We have audited the accompanying consolidated balance sheets of Symon Holdings Corporation as of January 31, 2012 and 2011 and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Symon Holdings Corporation at January 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
BDO USA, LLP

Dallas, Texas
March 1, 2013

Symon Holdings Corporation

Consolidated Balance Sheets

	January 31,
	2012	2011
Assets

Current assets:
Cash and cash equivalents	$3,836,691	$3,354,727
Accounts receivable, net	8,599,281	9,687,106
Inventory, net	3,594,981	2,642,007
Deferred tax assets	461,954	697,682
Other current assets	794,531	728,918

Total current assets	17,287,438	17,110,440

Property and equipment, net	915,829	895,626
Intangible assets, net	3,164,002	4,044,186
Goodwill	10,969,148	10,876,018
Other assets	208,498	286,973

Total assets	$32,544,915	$33,213,243

Liabilities and Stockholders’ equity

Current liabilities:
Accounts payable	$2,468,300	$1,605,826
Accrued liabilities	2,230,317	1,514,428
Note payable – current	-	1,400,000
Deferred revenue	9,414,716	10,045,087

Total current liabilities	14,113,333	14,565,341

Deferred revenue – non current	1,405,811	1,717,169

Note payable – non current	-	3,600,000

Deferred tax liabilities	858,671	1,049,914

Total liabilities	16,377,815	20,932,424

Commitment and Contingencies	-	-

Stockholders’ equity:
Common stock – Class L, $0.01 par value, (1,000,000 shares authorized, issued and outstanding)	10,000	10,000
Common stock – Class A Non-voting, $0.01 par value, 200,000 shares authorized, 68,889 shares issued and outstanding in 2012; and 96,700 shares issued and outstanding in 2011)	689	967
Common stock – Class A Voting, $0.01 par value (200,000 shares authorized, 0 shares issued and outstanding)	-	-
Additional paid-in capital	10,149,643	10,214,013
Accumulated comprehensive income (loss)	(41,127)	1,699
Notes receivable – restricted stock	(197,845)	(265,308)
Retained earnings	6,245,740	2,319,448

Total stockholders’ equity	16,167,100	12,280,819

Total liabilities and stockholders’ equity	$32,544,915	$33,213,243

See accompanying notes to consolidated financial statements.

Symon Holdings Corporation

Consolidated Statements of Income and Comprehensive Income

	For the years ended January 31,
	2012	2011

Revenue:
Products	$17,050,285	$16,763,058
Professional services	6,988,313	6,580,350
Maintenance and content services	16,787,892	16,367,113

Total Revenue	40,826,490	39,710,521

Cost of Revenue:
Products	10,034,866	8,916,616
Professional services	4,729,414	4,618,217
Maintenance and content services	2,430,888	2,443,698

Total Cost of Revenue	17,195,168	15,978,531

Gross Profit	23,631,322	23,731,990

Operating expenses:
Research and development	1,994,581	2,489,844
Sales and marketing	7,474,354	8,212,914
General and administrative	6,740,205	7,728,410
Depreciation and amortization	1,369,747	2,279,096

Total operating expenses	17,578,887	20,710,264

Operating income	6,052,435	3,021,726

Interest and other expense	(212,262)	(385,234)

Income before income taxes	5,840,173	2,636,492

Income tax expense	1,913,881	871,061

Net income	$3,926,292	$1,765,431
Other comprehensive income (loss):
Foreign currency translation adjustments	(42,826)	14,320

Total comprehensive income	$3,883,466	$1,779,751

Net income per share:

Basic and dilutive net income per share of Class L Common Stock	$3.93	$1.77

Basic and dilutive net income per share of Class A Non-Voting Common Stock	$-	$-

Weighted average shares used in computing basic and dilutive net income per share of Class L Common Stock	1,000,000	1,000,000
Weighted average shares used in computing basic and dilutive net income per share of Class A Non-Voting Common Stock	82,778	96,666

See accompanying notes to consolidated financial statements.

Symon Holdings Corporation

Consolidated Statements of Stockholders’ Equity

			Non-voting			Notes	Accumulated
	Common Stock-Class L		Common Stock-Class A		Additional	receivable-	other		Total
	$0.01 Per Share		$0.01 Per Share		paid-in	stock	comprehensive	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	purchases	income (loss)	earnings	equity

Balance – January 31, 2010	1,000,000	$10,000	96,700	$967	$10,214,013	$(253,544)	$(12,621)	$554,017	$10,512,832

Accrued interest – stock notes receivable	-	-	-	-	-	(11,764)	-	-	(11,764)

Net income	-	-	-	-	-	-	-	1,765,431	1,765,431
Foreign currency translation adjustments	-	-	-	-	-	-	14,320	-	14,320

Balance – January 31, 2011	1,000,000	10,000	96,700	967	10,214,013	(265,308)	1,699	2,319,448	12,280,819

Accrued interest – stock notes receivable	-	-	-	-	-	(8,773)	-	-	(8,773)
Restricted stock repurchases	-	-	27,811	(278)	(64,370)	76,236	-	-	11,588
Net income	-	-	-	-	-	-	-	3,926,292	3,926,292
Foreign currency translation adjustments	-	-	-	-	-	-	(42,826)	-	(42,826)

Balance – January 31, 2012	1,000,000	$10,000	68,889	$689	$10,149,643	$(197,845)	$(41,127)	$6,245,740	$16,167,100

 See accompanying notes to consolidated financial statements.

Symon Holdings Corporation

Consolidated Statements of Cash Flows

	For the years ended January 31,
	2012	2011

Cash flows from operating activities
Net income	$3,926,292	$1,765,431
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,369,747	2,279,096
Deferred tax benefit	46,683	(366,978)
Foreign currency translation (gain) loss on intercompany advances	(11,492)	42,157
Other expense (income), net	2,815	(11,764)
Changes in operating assets and liabilities:
Accounts receivable	1,056,750	(1,103,578)
Inventory	(954,635)	(218,654)
Other current assets	(70,594)	3,187
Other assets, net	78,475	75,100
Accounts payable	875,783	(296,162)
Accrued liabilities	722,085	438,391
Deferred revenue	(922,012)	2,006,810

Net cash provided by operating activities	6,119,897	4,613,036

Cash flows from investing activities
Payments made to former shareholders for previous business combinations	(99,723)	(247,640)
Purchases of property and equipment	(516,858)	(312,910)

Net cash used in investing activities	(616,581)	(560,550)

Cash flows from financing activities
Repayments of bank borrowings	(5,000,000)	(6,550,000)

Net cash used in financing activities	(5,000,000)	(6,550,000)

Effect of exchange rate changes on cash	(21,352)	5,942

Net increase (decrease) in cash and cash equivalents	481,964	(2,491,572)

Cash and cash equivalents, beginning of year	3,354,727	5,846,299

Cash and cash equivalents, end of year	$3,836,691	$3,354,727

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$160,587	$445,799
Cash paid during the year for income taxes	$1,050,224	$1,005,543

See accompanying notes to consolidated financial statements.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

1.           Organization and Summary of Significant Accounting Policies

Description of Business

Symon Holdings Corporation (the Company) is a holding company which owns 100% of the capital stock of Symon Communications, Inc. and its subsidiaries (Symon).

Symon develops and sells full-service digital signage solutions and enterprise-class media applications. Its products are used by its customers to power more than one million digital signs and end-points that deliver real-time intelligent visual content that enhance the ways in which organizations communicate with employees and customers. Through its suite of products that include proprietary software, software-embedded hardware, maintenance and support services, content services, installation services and third-party displays, Symon offers its customers real-time status management solutions and multi-media employee and customer communications solutions.

The Company’s products are used primarily by Fortune 1,000 companies and international companies. Its customers are located in the United States of America (U.S.), the United Kingdom (U.K.), Continental Europe, and the Middle East and Asia. Symon serves the key cross-industry markets of contact centers, employee communications, and supply chain operations. In addition, Symon also serves the hospitality and gaming markets.  Overall Symon has a large concentration of customers in the financial services, telecommunications, manufacturing, healthcare, pharmaceuticals, utilities, transportation industries, and in federal, state and local governments.

Principles of Consolidation

The consolidated financial statements of Symon Holdings include the accounts of Symon Holdings Corporation and its wholly-owned subsidiaries Symon Communications, Inc., Symon Communications, Ltd., and Symon Dacon Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash, and cash equivalents include demand deposits in financial institutions and investments with an original maturity of three months or less.

Accounts Receivable

Accounts receivable are comprised of sales made primarily to entities located in the United States of America, EMEA and Asia. Accounts receivable are recorded at the invoiced amounts and do not bear interest. The allowance is reviewed monthly and the Company establishes reserves for doubtful accounts on a case-by-case basis based on historical collection experience and a current review of the collectability of accounts. The allowance for doubtful accounts was $336,264 and $539,204 as of January 31, 2012 and 2011, respectively. For the periods presented, no single customer accounted for more than 10% of accounts receivable or revenues.

Inventory

Inventory consists primarily of software-embedded smart products, electronic components, computers and computer accessories. Inventories are stated at the lower of average cost or market. Reserves for slow moving and obsolete inventories are provided based on historical experience and estimated future usage.  Inventory reserves as of January 31, 2012 and 2011 were $75,000 and $0, respectively.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

Property and Equipment

The Company records purchases of property and equipment at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of net identifiable assets acquired in a purchase business combination and is tested annually for impairment or tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying value exceeds the asset’s fair value. This determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying value. Second, if the carrying value of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Completion of the Company’s most recent annual impairment test at January 31, 2012 and 2011 indicated that no impairment of its goodwill balances exists.

Intangible assets include software, customer relationships, trademarks and trade names, and covenants not-to-compete acquired in purchase business combinations. Certain trademarks and trade names have been determined to have an indefinite life and are not amortized. Software, customer relationships, and definite lived trademarks and trade names are amortized on a straight-line basis, which approximates the customer attrition for customer relationships, over their estimated useful lives.  Covenants not-to-compete are amortized over the non-compete period.

The definite lived intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The impairment evaluation involves testing the recoverability of the asset on an undiscounted cash-flow basis, and, if the asset is not recoverable, recognizing an impairment charge, if necessary, to reduce the asset's carrying amount to its fair value.  Intangible assets that have indefinite lives are evaluated for impairment annually and on an interim basis as events and circumstances warrant by comparing the fair value of the intangible asset with its carrying amount.  There was no impairment of intangible assets in 2012 and 2011.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

The Company’s acquired Intangible Assets with definite lives are being amortized as follows:

Acquired Intangible Asset:	Amortization Period:
Software	5 years
Customer relationships	7 to 10 years
Tradenames	5 to 10 years
Covenant Not-To-Compete	5 years

Impairment of Long-lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted net cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying value of the asset exceeds the fair value of the asset.

There was no impairment of its long-lived assets as of January 31, 2012 and 2011.

Income Taxes

The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. We measure deferred tax assets and liabilities using enacted tax rates expected to be applied to taxable income in the years in which those differences are expected to be recovered or settled. We recognize in income the effect of a change in tax rates on deferred tax assets and liabilities in the period that includes the enactment date.

Under ASC 740, Income Taxes (“ASC 740”), the Company recognizes the effect of uncertain tax positions, if any, only if those positions are more likely than not of being realized. It also requires the Company to accrue interest and penalties where there is an underpayment of taxes, based on management’s best estimate of the amount ultimately to be paid, in the same period that the interest would begin accruing or the penalties would first be assessed. The Company maintains accruals for uncertain tax positions until examination of the tax year is completed by the applicable taxing authority, available review periods expire or additional facts and circumstances cause us to change our assessment of the appropriate accrual amount (see Note 5). U.S. income taxes have not been provided on $2.6 million of undistributed earnings of foreign subsidiaries as of January 31, 2012. The Company reinvests earnings of foreign subsidiaries in foreign operations and expects that future earnings will also be reinvested in foreign operations indefinitely. The Company has elected to recognize accrued interest and penalties related to income tax matters as a component of income tax expense if incurred.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

Revenue Recognition

The Company recognizes revenue primarily from these sources:

•	Products
•	Professional services
•	Maintenance and content services

The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred, which is when product title transfers to the customer, or services have been rendered; (iii) customer payment is deemed fixed or determinable and free of contingencies and significant uncertainties; and (iv) collection is probable. The Company assesses collectability based on a number of factors, including the customer’s past payment history and its current creditworthiness. If it is determined that collection of a fee is not reasonably assured, the Company defers the revenue and recognizes it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment. If an acceptance period is required, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period. Sales and use taxes are reported on a net basis, excluding them from revenue and cost of revenue.

Multiple-Element Arrangements

Product consists of our hardware equipment and proprietary software. We consider the sale of our software more than incidental to the hardware as it is essential to the functionality of the product and is classified as part of our products. The Company enters into multiple-product and services contracts, which may include any combination of equipment and software products, professional services, maintenance and content services.

Prior to February 1, 2011 the Company recognized revenue in accordance with the provisions of ASC 985-605, Software Revenue Recognition. Revenue was allocated among the multiple-elements based on vendor-specific objective evidence (VSOE) of fair value of the undelivered elements and the application of the residual method for arrangements in which we have established VSOE of fair value for all undelivered elements.

VSOE of fair value is considered the price a customer would be required to pay if the element was sold separately based on our historical experience of stand-alone sales of these elements to third parties. For maintenance and content services we used renewal rates for continued support arrangements to determine fair value. In situations where we had fair value of all undelivered elements but not of a delivered element, we applied the “residual method”. Under the residual method, if the fair value of the undelivered elements is determinable, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is allocated to the delivered element(s) and is recognized as revenue assuming the other revenue recognition criteria are met.

On February 1, 2011, the Company adopted an accounting update regarding revenue recognition for multiple  arrangements, referred to as multiple element arrangements (MEA’s) and an accounting update for certain revenue arrangements that include tangible products containing essential software on a prospective basis for applicable transactions originating or materially modified after February 1, 2011.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

MEAs are arrangements with customers which include multiple deliverables, including a combination of equipment and services. The deliverables included in the MEAs are separated into more than one unit of accounting when (i) the delivered equipment has value to the customer on a stand-alone basis, and (ii) delivery of the undelivered service element(s) is probable and substantially in our control. Revenue from arrangements for the sale of tangible products containing both software and non-software components that function together to deliver the product’s essential functionality requires allocation of the arrangement consideration to the separate deliverables using the relative selling price (RSP) method for each unit of accounting based first on VSOE if it exists, second on third-party evidence (TPE) if it exists, and on estimated selling price (ESP) if neither VSOE or TPE of selling price of our various applicable tangible products containing essential software products and services. We establish the pricing for our units of accounting as follows:

•
VSOE— For certain elements of an arrangement, VSOE is based upon the pricing in comparable transactions when the element is sold separately. We determine VSOE based on our pricing and discounting practices for the specific product or service when sold separately, considering geographical, customer, and other economic or marketing variables, as well as renewal rates or standalone prices for the service element(s).

•
TPE— If we cannot establish VSOE of selling price for a specific product or service included in a multiple-element arrangement, we use third-party evidence of selling price. We determine TPE based on sales of comparable amounts of similar products or services offered by multiple third parties considering the degree of customization and similarity of the product or service sold.

•
ESP— The estimated selling price represents the price at which we would sell a product or service if it were sold on a stand-alone basis. When VSOE or TPE does not exist for an element, we determine ESP for the arrangement element based on sales, cost and margin analysis, as well as other inputs based on its pricing practices. Adjustments for other market and Company-specific factors are made as deemed necessary in determining ESP.

The Company prospectively adopted the new rules and the adoption of the amended revenue recognition rules, consisting primarily of the change from the residual method to the RSP method to allocate the arrangement fee, did not significantly change the timing of revenue recognition nor did it have a material impact on the consolidated financial statements for the year ended January 31, 2012. The Company cannot reasonably estimate the effect of adopting these standards on future financial periods as the impact will vary depending on the nature and volume of new or materially modified sales arrangements in any given period.

Upon the adoption of the new revenue recognition rules the Company re-evaluated its allocation of revenue and determined that it still had similar units of accounting and nearly all of its products and services qualify as separate units of accounting. The Company has established VSOE for its professional services and maintenance and content services of accounting based on the same criteria as previously used under the software revenue recognition rules.

Previously, the Company rarely sold its product without maintenance and therefore the residual value of the sales arrangement was allocated to the products. The Company now uses the estimated selling price to determine the relative sales price of its products. Revenue for elements that cannot be separated is recognized once the revenue recognition criteria for the entire arrangement has been met or over the period that our last remaining obligation to perform is fulfilled. Consideration for elements that are deemed separable is allocated to the separate elements at the inception of the arrangement on the basis of their relative selling price and recognized based on meeting authoritative criteria.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

Product revenue

The Company recognizes revenue on product sales generally upon shipment of the product or customer acceptance depending upon contractual arrangements with the customer. Shipping charges billed to customers are included in sales and the related shipping costs are included in cost of sales.

Professional services revenue

Professional services consist primarily of installation and training services. Installation fees are recognized either on a fixed-fee basis or on a time-and-materials basis. For time-and materials contracts, the Company recognizes revenue as services are performed. For fixed-fee contracts, the Company recognizes revenue upon completion of the installation which is typically completed within five business days. Such services are readily available from other vendors and are not considered essential to the functionality of the product. Training services are also not considered essential to the functionality of the product and have historically been insignificant; the fee allocable to training is recognized as revenue as we perform the services.

Maintenance and content services revenue

Maintenance support consists of hardware maintenance and repair and software support and updates. Software updates provide customers with rights to unspecified software product upgrades and maintenance releases and patches released during the term of the support period. Support includes access to technical support personnel for software and hardware issues. Content services consist of providing customers live and customized news feeds.

Maintenance and content services revenue is recognized ratably over the term of the contracts, which is typically one to three years. Maintenance and support is renewable by the customer annually. Rates, including subsequent renewal rates, are typically established based upon specified rates as set forth in the arrangement. The Company’s hosting support agreement fees are based on the level of service provided to its customers, which can range from monitoring the health of a customer’s network to supporting a sophisticated web-portal.

Research and Development Costs

Research and development costs incurred prior to the establishment of technological feasibility of the related software product are expensed as incurred. After technological feasibility is established, any additional software development costs are capitalized in accordance with ASC 985-20, Costs of Software to be Sold, Leased, or Marketed. The Company believes its process for developing software is essentially completed concurrent with the establishment of technological feasibility and, accordingly, no software development costs have been capitalized to date.

Advertising

Advertising costs, which are included in selling, general and administrative expense, are expensed as incurred and are not material to the consolidated financial statements.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Fair Value of Financial Instruments

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains cash and cash equivalent balances in the USA and the UK.  The balances in the USA are not fully FDIC insured.  The carrying value of cash and cash equivalents, accounts payable and accrued liabilities reflected in the financial statements approximates fair value due to the short-term maturity of these instruments; the short term debt and the long-term debt’s carrying value approximates its fair value due to the variable market interest rate of the debt.

Net Income per Share

Basic net income per share for each class of participating common stock, excluding any dilutive effects of stock options, warrants and unvested restricted stock, is computed by dividing net income available to the common stockholders, based upon their distribution rights, by the weighted average number of common shares outstanding for the period. Diluted income per share is computed similar to basic; however diluted income per share reflects the assumed conversion of all potentially dilutive securities. There were no stock options, warrants, or other dilutive equity instruments outstanding at January 31, 2012 or 2011, respectively. Note 6 provides for additional information regarding income per common share.

Foreign Currency Translation

The functional currency of the Company’s United Kingdom subsidiary is the British pound sterling. All assets and all liabilities of the subsidiary are translated to U.S. dollars at year-end exchange rates. Income and expense items are translated to U.S. dollars at the weighted-average rate of exchange prevailing during the year. Resultant translation adjustments are recorded in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

The Company includes currency gains and losses on temporary intercompany advances in the determination of net income. Currency gains and losses, including translation gains and losses and those on temporary intercompany advances were a net loss of $1,584 for the year ended January 31, 2012 and a net gain of $57,259 for the year ended January 31, 2011. Currency gains and losses are included in interest and other expenses in the consolidated statements of income and comprehensive income.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

Business Segment

The Company has one operating and reporting segment consisting of the development and sale of software solutions, digital appliances and flat screen display installations for using in monitoring and communicating information to customers and employees.  The Company’s chief operating decision maker is considered to be the Chief Executive Officer.  The chief operating decision maker allocates resources and assesses performance of the business and other activities at the single reporting segment level.

The Company primarily sells to customers in the U.S., U.K. Continental Europe, and Middle East, and Asia and has operations in the U.S., U.K., and United Arab Emirates (U.A.E.).

Recently Issued Accounting Standards

In December 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2010-28-Intangibles-Goodwill and Other (Topic 350):  When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (a consensus of the FASB Emerging Issues Task Force).  The amendments in this update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts.  For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists.  In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist.

The qualitative factors are consistent with the existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.  For the Company, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The adoption of Accounting Standards Update 2010-28 is not expected to result in any significant changes for the Company.

In June 2011, the FASB issued amended disclosure requirements for the presentation of comprehensive income. The amended guidance eliminates the option to present components of other comprehensive income (OCI) as part of the statement of changes in equity. Under the amended guidance, all changes in OCI are to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive financial statements. The Company adopted these changes in 2011 and applied retrospectively for all periods presented. Such adoption did not have material effect on Company’s financial position or results of operations as it related only to changes in financial statement presentation.

In July 2012, the accounting standard update regarding testing of intangible assets for impairment was issued. This standard update allows companies the option to perform a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not the asset is impaired. The adoption of this standard is not expected to have a significant impact on the consolidated financial statements.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

2.           Property and Equipment

Property and equipment consist of the following at January 31, 2012 and 2011:

	2012	2011

Machinery and equipment	$2,378,246	$2,130,430
Furniture and fixtures	597,262	594,270
Software	1,563,979	1,340,607
Leasehold improvements	246,741	212,185

	4,786,228	4,277,492
Less accumulated depreciation and amortization	(3,870,399)	(3,381,866)

Property and equipment, net	$915,829	$895,626

Depreciation and amortization expense for the years ended January 31, 2012 and 2011 was $494,810 and $607,224, respectively.

3.           Goodwill and Intangible Assets

The changes in the carrying amount of goodwill for the years ended January 31, 2011 and 2010, respectively, were as follows:

Balance at January 31, 2010	$10,797,649
Contingent payments	247,640
Effects of foreign exchange	(169,271)

Balance at January 31, 2011	10,876,018

Contingent payments	99,723
Effects of foreign exchange	(6,593)

Balance at January 31, 2012	$10,969,148

The Company’s definite-lived intangible assets are as follows:

	January 31, 2012
	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated amortization	Net carrying amount

Software	5	$6,430,000	$(6,408,510)	$21,490
Customer relationships	8	4,916,569	(3,912,070)	1,004,499
Tradename	7	462,776	(246,998)	215,778
Covenant not-to-compete	5	270,623	(248,388)	22,235

Total		$12,079,968	$(10,815,966)	$1,264,002

Symon Holdings Corporation

Notes to Consolidated Financial Statements

	January 31, 2011
	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated amortization	Net carrying amount

Software	5	$6,430,000	$(6,302,510)	$127,490
Customer relationships	8	4,926,983	(3,255,537)	1,671,446
Tradename	7	463,432	(194,836)	268,596
Covenant not-to-compete	5	271,361	(194,707)	76,654

Total		$12,091,776	$(9,947,590)	$2,144,186

Amortization expense for the years ended January 31, 2012 and 2011 was $874,937 and $1,671,871, respectively.

Projected amortization expense for these assets for the subsequent five years ending January 31 is as follows:

2013	$ 581,877
2014	156,800
2015	143,132
2016	139,657
2017	142,880

Trademarks and trade names amounting to $1,900,000 as of January 31, 2012 and 2011 have been determined to have indefinite lives.

4.           Note Payable

At January 31, 2011 the Company’s note payable to a bank had a balance of $5,000,000. During the year ended January 31, 2012, the Company paid the remaining balance of its note payable. The Company’s note had an interest rate equal to, at the Company’s option, either 1.25% above the prime rate or 4.25% above the LIBOR rate. Interest expense on the note totaled $108,382 and $464,677 for the years ended January 31, 2012 and 2011, respectively.

As part of the credit facility with the bank, the Company also has a $2,000,000 revolving credit facility. The Company has no outstanding draws on the credit facility at January 31, 2012 and the entire balance is available for future borrowings.  The credit facility is secured by substantially all assets of the Company and matures on April 4, 2013. The credit facility bears interest at a variable rate which was 5.25% as of January 31, 2012.

The credit facility contains numerous financial covenants, violation of which results in an event of a default. The Company was in compliance with all covenants as of January 31, 2012.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

5. Income Taxes

The components of net income before income taxes consist of the following for the years ended January 31:

	2012	2011

Domestic	$3,611,193	$1,963,040
Foreign	2,228,980	673,452

	$5,840,173	$2,636,492

The following table summarizes the provision (benefit) for U.S. federal, state and foreign taxes on income for the years ended January 31:

	2012	2011

Current
Federal	$1,336,358	$1,125,188
State	150,366	100,543
Foreign	476,833	12,308

	1,963,557	1,238,039
Deferred
Federal	(155,886)	(419,237)
State	-	-
Foreign	106,210	52,259

	(49,676)	(366,978)

	$1,913,881	$871,061

Income taxes differed from the amounts computed by applying the U.S. federal income tax rate of 34% to income before income taxes as follows:

	Year ended	Year ended
	January 31,	January 31,
	2012	2011

Computed expected tax expense	$1,985,659	$896,407
Non deductible expenses	16,656	48,928
Release of beginning of year valuation allowance	-	(73,312)
Utilization of net operating loss carryforwards	(22,040)	(73,426)
International tax rate differences	(171,186)	(40,407)
State tax expense	99,241	66,359
Other	5,551	46,512

Total	$1,913,881	$871,061

Symon Holdings Corporation

Notes to Consolidated Financial Statements

The tax effects of temporary differences that give rise to significant portions of the deferred tax (assets) liabilities at January 31, 2012 and 2011 are as follows:

	January 31,	January 31,
	2012	2011

Deferred tax assets:
Deferred revenues	$296,881	$302,265
Deferred state sales tax	8,835	8,835
Bad debt reserve	85,000	114,881
Revaluation of short-term Intercompany loan	61,137	157,766
Net operating loss carryforwards	10,101	113,935

Total deferred tax assets	461,954	697,682
Deferred tax liabilities:
Intangible assets	(888,129)	(1,116,849)
Depreciation	29,458	66,935

Total deferred tax liabilities	858,671	1,049,914

Net deferred tax liabilities	$396,717	$352,232

We expect our net operating loss to be fully utilized as of January 31, 2013. The IRS completed an examination of the Company’s U.S. income tax returns for the years ended January 31, 2009 and 2010 during 2012. The examination did not result in any material adjustments to the Company’s tax returns.  Subsequent to the examinations and as of January 31, 2012 and 2011 the Company has determined that there are no uncertain tax positions and therefore no accruals have been made.

With respect to state and local jurisdictions and countries outside of the United States, the Company and its subsidiaries are typically subject to examination for three to six years after the income tax returns have been filed.

6.           Common Stock

The Company has authorized, issued and outstanding 1,000,000 shares of Class L Common Stock, par value of $0.01 per share. Each share of Class L Common Stock accrues a quarterly dividend equal to 10% of each share’s unreturned original cost plus unpaid accrued dividends. The accrued dividends are recorded and payable when, as and if declared out of the funds of the Company legally available. At January 31, 2012, no accrued dividends had been declared payable. All holders of Class L Common Stock are entitled to one vote per share on all matters to be voted on by the Company’s shareholders.

If and when distributions are declared, the holders of Class L Common Stock are entitled to receive all unpaid dividends and the full amount of their unreturned original cost before distributions are made to any other shareholder. After the holders of Class L Common Stock have received all unpaid dividends and their unreturned original cost, all holders of Common Stock as a group shall be entitled to receive the remaining portion of such distribution ratably among such holders based upon the number of all common shares held by each shareholder at the time of such distribution. As a result of the above provisions, the holders of Class L Common Stock would be allocated $8.3 million and $6.6 million of unaccrued dividends as of January 31, 2012 and 2011, respectively, in the event of a distribution in addition to the unreturned cost of $10.0 million.

Symon Holdings Corporation

Notes to Consolidated Financial Statements

The Company has authorized 200,000 shares of Class A Non-Voting Common Stock, par value of $0.01 per share, with 68,889 shares issued and outstanding. The Company has sold 68,889 shares of the Class A Non-Voting Stock to certain executives at a price of $2.3274 per share. The Class A Non-Voting shares are restricted and all 68,889 shares outstanding were vested as of January 31, 2012. In return for the shares, the executives delivered promissory notes in the aggregate initial principal amount of $258,600. In the event of default, the notes provide recourse to the general assets of the executives and management intends to enforce this provision if needed. The outstanding principal amount of the notes, plus all accrued and unpaid interest, is due on the eighth anniversary of the date of issuance. The notes receivable associated with these restricted stock certificates are reflected as a component of stockholders’ equity. The owners of the Class A Non-Voting Common Stock do not have voting rights, directly or indirectly, and do not currently have any distributions allocated to them as a result of the dividend provisions associated with the Class L Common Stock as described above. During 2012, the Company authorized the repurchase of 27,777 Class A common shares in the amount of $64,648. In conjunction with the repurchase, promissory notes with a value of $76,236 were cancelled.

The Company has also authorized 200,000 shares of Class A Voting Common Stock, par value of $0.01 per share. All holders of the Class A Voting Common Stock are entitled to one vote per share on all matters to be voted on by the Company’s shareholders. No shares of Class A Voting Stock were issued or outstanding at January 31, 2012.

The Company has a capital structure that include more than one class of common stock with differing dividend rates that participate in dividends with common shareholders and therefore the “two-class” method of computing net income per share must be utilized.  The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings.

7.           Commitments and Contingencies

Lease Obligations - The Company leases office space and manufacturing facilities in Dallas, Texas under long-term lease agreements that expire in March 2014 and March 2013, respectively. The Company also leases office space in Pittsford, New York under a lease agreement that expires in December 2013, and in Las Vegas, Nevada under a lease agreement that expires in January 2013.

In addition, the Company leases office space in London, England under a lease agreement that expires in August 2016 and in Dubai, UAE under a lease agreement that expires in July 2013. Future minimum rental payments under these leases are as follows:

Amount

Fiscal year ending January 31:

2013	$752,844
2014	579,762
2015	195,852
2016	126,000
2017	73,500

Total	$1,727,958

Symon Holdings Corporation

Notes to Consolidated Financial Statements

Total rent expense under all operating leases for the years ended January 31, 2012 and 2011 was $788,609 and $815,134, respectively.

Contingent Purchase Price - In connection with past acquisitions, the Company was required to make additional cash payments to the previous shareholders of the companies because future minimum sales levels were attained and certain other conditions were met. During the fiscal year ended January 31, 2012, the Company made such contingent payments totaling $99,723.  During the year ended January 31, 2011 the Company made such contingent payments totaling $247,640. All of these contingent payments were recorded as adjustments to goodwill as the acquisitions occurred prior to the adoption of ASC 850, Business Combinations. The Company has no remaining obligations to make additional cash payments to the previous shareholders of the companies it has acquired.

Legal Proceedings - The Company is subject to legal proceedings and claims that arise in the ordinary course of business.  Management is not aware of any claims that would have a material effect on the Company’s financial position, results of operations or cash flows.

8.           Related Party Transactions

The Company incurs an annual management fee of $125,000 from Golden Gate Capital, the Company’s majority shareholder. This management fee expense is included in selling, general, and administrative expense in the consolidated statements of income and comprehensive income with no amounts due as of January 31, 2012 and 2011, respectively.

9.           Accrued Liabilities

Accrued liabilities as of January 31, 2012 and 2011 are as follows:

	January 31,
	2012	2011

Accrued sales commissions	$258,473	$145,850
Accrued bonus	559,625	350,000
Taxes payable	661,777	354,763
Other	750,442	663,815

	$2,230,317	$1,514,428

Symon Holdings Corporation

Notes to Consolidated Financial Statements

10.           Geographic Information

Revenues by geographic area are based on the deployment site location of the end customers. Substantially all of the revenues from North America are generated from the United States of America. Geographic area information related to revenues from customers for the years ended January 31, 2012 and 2011 are as follows:

	Years Ended January 31,
	2012	2011

Region
North America	$29,610,611	$30,430,458
Europe, Middle East, and Asia	11,215,879	9,280,063

Total	$40,826,490	$39,710,521

Geographic area information related to long-lived assets as of January 31, 2012 and 2011 are as follows:

	January 31,
	2012	2011

Region
North America	$1,622,079	$2,461,257
Europe, Middle East, and Asia	766,250	865,528

Total	$2,388,329	$3,326,785

11. Subsequent Events

On March 1, 2013 the Company entered into an Agreement and Plan of Merger whereby it will merge with a subsidiary of SCG Financial Acquisition Corp. (SCG), and will become a subsidiary of SCG for an estimated purchase price of $45,000,000.

Symon Holdings Corporation

Condensed Consolidated Balance Sheets

	October 31, 2012	January 31, 2012
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$5,782,320	$3,836,691
Accounts receivable, net	8,874,814	8,599,281
Inventory, net	3,193,440	3,594,981
Deferred tax assets	397,042	461,954
Other current assets	758,337	794,531

Total current assets	19,005,953	17,287,438

Property and equipment, net	907,089	915,829
Intangible assets, net	2,560,264	3,164,002
Goodwill	10,985,908	10,969,148
Other assets	149,558	208,498

Total assets	$33,608,772	$32,544,915

Liabilities and Stockholders’ equity

Current liabilities:
Accounts payable	$2,352,855	$2,468,300
Accrued liabilities	1,573,496	2,230,317
Deferred revenue	9,508,465	9,407,598

Total current liabilities	13,434,816	14,106,215

Deferred revenue – non current	1,387,257	1,412,929

Deferred tax liabilities	711,122	858,671

Total liabilities	15,533,195	16,377,815

Commitment and Contingencies

Stockholders’ equity:
Common stock – Class L, $0.01 par value, (1,000,000 shares authorized, issued and outstanding)	10,000	10,000
Common stock – Class A Non-voting, $0.01 par value, (200,000 shares authorized, 68,889 shares issued and outstanding)	689	689
Common stock – Class A Voting, $0.01 par value (200,000 shares authorized, 0 shares issued and 0utstanding)	-	-
Additional paid-in capital	10,149,643	10,149,643
Accumulated comprehensive income (loss)	24,327	(41,127)
Notes receivable – restricted stock	(204,730)	(197,845)
Retained earnings	8,095,648	6,245,740

Total stockholders’ equity	18,075,577	16,167,100

Total liabilities and stockholders’ equity	$33,608,772	$32,544,915

See accompanying notes to unaudited condensed consolidated financial statements.

Symon Holdings Corporation

Condensed Consolidated Statements of Income and Comprehensive Income

	Nine months ended October 31, 2012	Nine months ended October 31, 2011
	(Unaudited)
Revenue:
Products	$10,194,272	$12,347,539
Professional services	4,594,712	4,964,761
Maintenance and content services	12,580,250	12,451,900

Total Revenue	27,369,234	29,764,200

Cost of Revenue:
Products	6,032,851	7,400,776
Professional services	3,307,023	3,234,646
Maintenance and content services	1,897,139	1,797,130

Total Cost of Revenue	11,237,013	12,432,552

Gross Profit	16,132,221	17,331,648

Operating expenses:
Research and development	1,498,249	1,530,651
Sales and marketing	5,470,117	5,540,234
General and administrative	5,376,430	5,402,178
Depreciation and amortization	1,026,914	1,098,607

Total operating expenses	13,371,710	13,571,670

Operating income	2,760,511	3,759,978

Interest and other expense	(63,802)	(123,333)

Income before income taxes	2,696,709	3,636,645

Income tax expense	846,801	1,176,716

Net Income	1,849,908	2,459,929

Other comprehensive income:
Foreign currency translation adjustment	65,454	1,195

Total comprehensive income	$1,915,362	$2,461,124

Net income per share:

Basic and dilutive net income per share of Class L Common Stock	$1.85	$2.46

Basic and dilutive net income per share of Class A Non-Voting Common Stock	$-	$-

Weighted average shares used in computing basic and dilutive net income per share of Class L Common Stock	1,000,000	1,000,000
Weighted average shares used in computing basic and dilutive net income per share of Class A Non-Voting Common Stock	82,778	96,666

See accompanying notes to unaudited condensed consolidated financial statements.

Symon Holdings Corporation

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended October 31, 2012	Nine Months Ended October 31, 2011
	(Unaudited)
Cash flows from operating activities
Net income	$1,849,908	$2,459,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,026,914	1,098,607
Deferred tax benefit	45,159	14,732
Foreign currency translation gain on intercompany advances	(6,885)	(7,500)
Changes in operating assets and liabilities:
Accounts receivable	(202,262)	2,102,687
Inventory	405,247	(447,046)
Other current assets	41,146	(90,870)
Other assets, net	58,940	58,712
Accounts payable	(137,735)	558,140
Accrued liabilities	(813,825)	(55,909)
Deferred revenue	23,959	(1,905,349)

Net cash provided by operating activities	2,290,566	3,786,133

Cash flows from investing activities

Purchases of property and equipment	(398,379)	(253,302)

Net cash used in investing activities	(398,379)	(253,302)

Cash flows from financing activities
Repayments of bank borrowings	-	(4,700,000)

Net cash used in financing activities	-	(4,700,000)

Effect of exchange rate changes on cash	53,442	5,311

Net increase (decrease) in cash and cash equivalents	1,945,629	(1,161,858)

Cash and cash equivalents, beginning of period	3,836,691	3,354,727

Cash and cash equivalents, end of period	$5,782,320	$2,192,869

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$25,017	$151,653
Cash paid during the year for income taxes	$1,294,730	$899,858

See accompanying notes to unaudited condensed consolidated financial statements.

Symon Holdings Corporation

Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands, except share and per share amounts)

1.           Organization and Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, the unaudited condensed consolidated financial statements do not include all of the information and the notes required by GAAP for complete financial statements. The January 31, 2012 balance sheet amounts were derived from the audited consolidated financial statements, but do not include disclosures required by GAAP for annual periods. In the opinion of management, the unaudited condensed consolidated financial statements for the nine months ended October 31, 2012 and 2011 reflect all adjustments and disclosures necessary for a fair presentation of the results of the reported interim periods. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s annual audited consolidated financial statements and notes thereto included elsewhere in this prospectus. The results of operations for the nine months ended October 31, 2012 are not necessarily indicative of the results to be expected for the full year.

There have been no changes to our significant accounting policies described in the Prospectus that have had a material impact on our condensed consolidated financial statements and related notes and therefore notes to the financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements included elsewhere in this prospectus have been omitted.

There are no recently issued accounting pronouncements that are expected to materially affect the Company’s financial reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are comprised of sales made primarily to entities located in the United States of America and EMEA. Accounts receivable are recorded at the invoiced amounts and do not bear interest. The allowance is reviewed monthly and the Company establishes reserves for doubtful accounts on a case-by-case basis based on historical collection experience and a current review of the collectability of accounts. No single customer accounted for more than 10% of accounts receivable as of October 31, 2012 and January 31, 2012, respectively. The allowance for doubtful accounts was $330,726 and $336,264 as of October 31, 2012 and January 31, 2012, respectively.

Inventory

Inventory consists primarily of software-embedded smart products, electronic components, computers and computer accessories. Inventories are stated at the lower of average cost or market. Reserves for slow moving and obsolete inventories are provided based on historical experience and estimated future usage.  Inventory reserves as of October 31, 2012 and January 31, 2012 and 2011 were $162,975 and $75,000, respectively.

Symon Holdings Corporation

Notes to Unaudited Condensed Consolidated Financial Statements

Foreign Currency Translation

The functional currency of the Company’s United Kingdom subsidiary is the British pound sterling. All assets and all liabilities of the subsidiary are translated to U.S. dollars at year-end exchange rates. Income and expense items are translated to U.S. dollars at the weighted-average rate of exchange prevailing during the year. Resultant translation adjustments are recorded in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

The Company includes currency gains and losses on temporary intercompany advances in the determination of net income. Currency gains and losses, including translation gains and losses and those on temporary intercompany advances were a net gain of $9,946 and $23,534 for the nine months ended October 31, 2012 and 2011, respectively. Currency gains and losses are included in interest and other expenses in the consolidated statements of income and comprehensive income.

2.           Property and Equipment

Property and equipment consist of the following at October 31, 2012 and January 31, 2012:

	October 31, 2012	January 31, 2012

Machinery and equipment	$2,547,288	$2,378,246
Furniture and fixtures	653,698	597,262
Software	1,736,443	1,563,979
Leasehold improvements	267,291	246,741

	5,204,720	4,786,228
Less accumulated depreciation and amortization	(4,297,631)	(3,870,399)

Property and equipment, net	$907,089	$915,829

3.           Goodwill and Intangible Assets

A summary of changes in the Company’s carrying value of goodwill is as follows:

Balance at January 31, 2012	$10,969,148
Contingent payments	-
Effects of foreign exchange	16,760

Balance at October 31, 2012	$10,985,908

Symon Holdings Corporation

Notes to Unaudited Condensed Consolidated Financial Statements

The Company’s intangible assets with definite lives are as follows:

	October 31, 2012
	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Software	5	$6,430,000	$(6,430,000)	$-
Customer relationships	8	4,916,569	(4,373,603)	542,966
Tradename	7	462,776	(349,090)	113,686
Covenant not-to-compete	5	270,623	(267,011)	3,612

Total		$12,079,968	$(11,419,704)	$660,264

	January 31, 2012
	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Software	5	$6,430,000	$(6,408,510)	$21,490
Customer relationships	8	4,916,569	(3,912,070)	1,004,499
Tradename	7	462,776	(246,998)	215,778
Covenant not-to-compete	5	270,623	(248,388)	22,235

Total		$12,079,968	$(10,815,966)	$1,264,002

Amortization expense for the nine months ended October 31, 2012 and October 31, 2011 was $616,786 and $657,138, respectively.

Trademarks and trade names amounting to $1,900,000 as of October 31, 2012 and January 31, 2012 have been determined to have indefinite lives.

4.           Note Payable

During the year January 31, 2012, the Company paid off its note payable. The Company’s note had an interest rate equal to, at the Company’s option, either 1.25 % above the prime rate or 4.25 % above the LIBOR rate. Interest expense on the note totaled $0 and $101,749 for the nine months ended October 31, 2012 and 2011, respectively.

As part of its loan agreement, the Company has a $2,000,000 revolving credit facility. The Company has no outstanding draws on the credit facility at October 31, 2012.  The credit facility is secured by substantially all assets of the Company and matures on April 4, 2013. The credit facility bears interest equal to, at the Company’s option, either 1.25% above the prime rate or 4.25% above the LIBOR rate.

The credit facility contains numerous financial covenants, violation of which results in an event of a default. The Company was in compliance with all covenants as of October 31, 2012 and January 31, 2012 with the full line of credit available to the Company.

Symon Holdings Corporation

Notes to Unaudited Condensed Consolidated Financial Statements

5.           Income Taxes

The tax provisions for the nine months ended October 31, 2012 and 2011, respectively are based upon management’s estimate of the Company’s annualized effective tax rate of 31.4% and 32.4%, respectively.

The effective income tax rate differs from the statutory federal income tax rate of 34% primarily because of state and foreign income taxes, non-deductible expenses, changes in the valuation allowance and utilization of net operating loss carryforwards. As of October 31, 2012 and January 31, 2012, the Company has determined that there are no uncertain tax positions and therefore no accruals have been made.

6.           Common Stock

The Company has authorized, issued and outstanding 1,000,000 shares of Class L Common Stock, par value of $0.01 per share. The holders of Class L Common Stock would be allocated $9.7 million and $8.3 million of unaccrued dividends as of October 31, 2012 and January 31, 2012, in the event of a distribution in addition to the unreturned cost of $10.0 million.

The Company has authorized 200,000 shares of Class A Non-Voting Common Stock, par value of $0.01 per share, with 68,889 shares issued and outstanding.  During 2012, the Company authorized the repurchase of 27,777 Class A common shares in the amount of $64,648. In conjunction with the repurchase, promissory notes with a value of $76,236 were cancelled.

The Company has also authorized 200,000 shares of Class A Voting Common Stock, par value of $0.01 per share. No shares of Class A Voting Stock were issued or outstanding at October 31, 2012.

Basic net income per share for each class of participating common stock, excluding any dilutive effects of stock options, warrants and unvested restricted stock, is computed by dividing net income available to the common stockholders, based upon their distribution rights, by the weighted average number of common shares outstanding for the period. Diluted income per share is computed similar to basic; however diluted income per share reflects the assumed conversion of all potentially dilutive securities. There were no stock options, warrants, or other dilutive equity instruments outstanding at October 31, 2012 or 2011, respectively.

7.           Commitments and Contingencies

Contingent Purchase Price - In connection with past acquisitions, the Company was required to make additional cash payments to the previous shareholders of the companies because future minimum sales levels were attained and certain other conditions were met. During the nine months ended October 31, 2012 and 2011, the Company made zero contingent payments. All of these contingent payments were recorded as adjustments to goodwill as the acquisitions occurred prior to the adoption of ASC 805, Business Combinations. The Company has no remaining obligations to make additional cash payments to the previous shareholders of the companies it has acquired.

Legal Proceedings - The Company is subject to legal proceedings and claims that arise in the ordinary course of business.  Management is not aware of any claims that would have a material effect on the Company’s financial position, results of operations on cash flows.

Symon Holdings Corporation

Notes to Unaudited Condensed Consolidated Financial Statements

8.           Related Party Transactions

For the nine months ended October 31, 2012 and 2011, respectively, the Company incurred a management fee of $93,750 from Golden Gate Capital, the Company’s majority shareholder. This management fee expense is included in general and administrative expense in the consolidated statements of income and comprehensive income with no amounts due as of October 31, 2012 and January 31, 2012, respectively.

9.           Accrued Liabilities

Accrued liabilities as of October 31, 2012 and January 31, 2012 are as follows:

	October 31, 2012	January 31, 2012

Accrued sales commissions	$113,650	$258,473
Accrued bonus	342,427	559,625
Taxes payable	195,090	661,777
Other	922,329	750,442

	$1,573,496	$2,230,317

10.           Geographic Information

Revenues by geographic area are based on the deployment site location of the end customers. No single customer accounted for more than 10% of revenues for the nine months ended October 31, 2012 and 2011, respectively. Substantially all of the revenues from North America are generated from the United States of America. Geographic area information related to revenues from customers for the nine months ended October 31, 2012 and 2011 are as follows:

	Nine Months Ended October 31,
	2012	2011

Region
North America	$19,897,356	$21,498,607
Europe, Middle East, and Asia	7,471,878	8,265,593

Total	$27,369,234	$29,764,200

Symon Holdings Corporation

Notes to Unaudited Condensed Consolidated Financial Statements

Geographic area information related to long-lived assets as of October 31, 2012 and January 31, 2012 are as follows:

	October 31, 2012	January 31, 2012

Region
North America	$1,048,201	$1,622,079
Europe, Middle East, and Asia	668,710	766,250

Total	$1,716,911	$2,388,329

11. Subsequent Events

On March 1, 2013 the Company entered into an Agreement and Plan of Merger whereby it will merge with a subsidiary of SCG Financial Acquisition Corp. (SCG), and will become a subsidiary of SCG for an estimated purchase price of $45,000,000.